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                                                                    Exhibit 1(c)

            AMENDMENT NO. 1 TO AMENDED AND RESTATED TRUST INSTRUMENT
                                       OF
                     PAINEWEBBER PACE SELECT ADVISORS TRUST

         THIS AMENDMENT NO. 1 (this "Amendment"), to the Amended and Restated Trust Instrument of PaineWebber PACE Select Advisors Trust, a Delaware business trust (the "Trust"), dated September 13, 2000 (the "Trust Instrument"), by and among the trustees of the Trust and the holders, from time to time, of undivided beneficial interests in the assets of the Trust or a series of the Trust (each, a "Shareholder" and collectively, the "Shareholders"), is effective as of November 5, 2001.

         WHEREAS, at a duly noticed meeting of the trustees on September 20, 2001, pursuant to Article X, Section 8 and Article II, Section 7 of the Trust Instrument, the trustees of the Trust duly approved amendments to the Trust Instrument as set forth in this Amendment No. 1 without the necessity of their execution thereof; and

         WHEREAS, the trustees of the Trust determined that the amendments to the Trust Instrument set forth below do not require the vote of Shareholders pursuant to Article X, Section 8 of the Trust Instrument.

         NOW THEREFORE, the trustees of the Trust hereby agree as follows:

         1. AMENDMENT TO ARTICLE IV, SECTION 1. Article IV, Section 1 of the Trust Instrument is hereby amended in its entirety to read as follows:

                  "Section 1. ESTABLISHMENT OF SERIES, CLASS OR OTHER SUBDIVISION. The Trust shall consist of one or more separate and distinct Series. Each additional Series shall be established by the adoption of a resolution by the Trustees. The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may divide the Shares of any Series into Classes or other subdivisions thereof, and may divide the Shares of any Classes into further subdivisions thereof, including subclasses. The current Series, Classes, subclasses and other subdivisions of Shares are listed on Schedule A hereto. Each additional Class or other subdivision of Shares shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or if no such date is stated, upon the date of such adoption). Each Class or other subdivision of a Series shall represent a proportional beneficial interest in the assets of that Series. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. Any number of Shares may be issued with respect to each Series. Each Share of a Series will represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his or her pro rata share of all distributions made with respect to such Series, provided that, if Classes, or other subdivisions of a Series or a Class, have been established, each holder of Shares of a Class, or other subdivision of a Series or a Class, shall be entitled to receive his or her pro rata share of all distributions made with respect to such Class, or other subdivision of the Series or the Class, as the case may be. Upon redemption of his or her Shares, such Shareholder shall be paid solely out of the assets and property of such Series."

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         2.       AMENDMENT TO ARTICLE IV, SECTION 2. Article IV, Section 2 of
the Trust Instrument is hereby amended in its entirety to read as follows:

                  "Section 2. SHARES. The beneficial interest in the Trust shall be divided into Shares of one or more Series, Classes, or other subdivisions of Series or Classes, in accordance with Article IV, Section 1 above. The number of Shares of the Trust and of each Series, Class, or other subdivision of a Series or Class, is unlimited and each Share shall have a par value of $0.001 per Share. All Shares issued hereunder, including Shares issued in connection with a distribution of Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Notwithstanding anything to the contrary contained in this Trust Instrument, the Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares and fractional Shares at such times and on such terms and conditions as they deem appropriate; to establish and to change in any manner Shares of any Series, Class, or other subdivision of any Series or Class, with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of any Series, Class, or other subdivision of any Series or Class, into a greater or lesser number; to classify or reclassify any unissued Shares of any Series, Class, or other subdivision of any Series or Class, into Shares of one or more Series, Classes, or other subdivisions of Series or Classes; to abolish Shares of any one or more Series, Class, or other subdivision of any Series or Class; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable."

         3. AMENDMENT TO SCHEDULE A. Schedule A of the Trust Instrument is hereby amended in its entirety as set forth on EXHIBIT 1 hereto.

         4. RECLASSIFICATION OF OUTSTANDING CLASS B SHARES. All Class B Shares of each Series of the Trust issued and outstanding on the effective date of this Amendment No. 1 shall be reclassified as Sub-Class B-1 Shares (as defined on Schedule A of the Trust Instrument as amended and set forth on
EXHIBIT 1 hereto) of such Series of the Trust.

         5. EFFECT OF AMENDMENT. This Amendment No. 1 shall be effective and the Trust Instrument shall be deemed to be modified and amended in accordance herewith as of the date of this Amendment No. 1. Except as hereby amended, the Trust Instrument shall remain in full force and effect.

         6. CAPITALIZED TERMS. Capitalized terms used and not defined herein have the meanings set forth in the Trust Instrument.

         7. GOVERNING LAW. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

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                                    EXHIBIT 1

             SCHEDULE A TO AMENDED AND RESTATED TRUST INSTRUMENT OF
                     PAINEWEBBER PACE SELECT ADVISORS TRUST

              (AS AMENDED AND RESTATED EFFECTIVE NOVEMBER 5, 2001)

SERIES OF THE TRUST

PACE Money Market Investments
PACE Government Securities Fixed Income Investments
PACE Intermediate Fixed Income Investments
PACE Strategic Fixed Income Investments
PACE Municipal Fixed Income Investments
PACE Global Fixed Income Investments
PACE Large Company Value Equity Investments
PACE Large Company Growth Equity Investments
PACE Small/Medium Company Value Equity Investments
PACE Small/Medium Company Growth Equity Investments
PACE International Equity Investments
PACE International Emerging Markets Equity Investments

CLASSES OF SHARES OF EACH SERIES

An unlimited number of shares of beneficial interest has been established by the Board as Class P shares of the Series designated as PACE Money Market Investments.

An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of each of the other Series listed above. The Class B shares of each Series consist of an unlimited number of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares. Each of the Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument and as set forth below with respect to the Class B shares of the Series:

     1. Each Sub-Class B-1 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 shares occurred or (ii) for Sub-Class B-1 shares obtained through an exchange, the date on which the issuance of the

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          Sub-Class B-1 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-1 shares (the "Sub-Class B-1 Conversion Date")).

     2. Each Sub-Class B-2 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the fourth anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).

     3. Each Sub-Class B-3 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date")).

     4. Each Sub-Class B-4 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 shares occurred or (ii) for Sub-Class B-4 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 shares of an eligible Brinson fund occurred, if such shares were

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          exchanged directly or through a series of exchanges for the Series'
          Sub-Class B-4 shares (the "Class B-4 Conversion Date")).

     5. Each Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4 share of a Series (which may be referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the corresponding sub-class of shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4 Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the corresponding Class B shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of Class B shares in the holder's sub-account so converted shall bear the same relation to the total number of corresponding Class B shares maintained in the sub-account on the Conversion Date as the number of Class B shares of the holder converted on the Conversion Date bears to the total number of the corresponding Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

     6. The number of Class A shares into which Class B shares are converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

     7. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
          Date).

For purposes of the foregoing, the term "eligible Brinson fund" includes any and all mutual funds for which Brinson Advisors, Inc. or an affiliate of Brinson Advisors, Inc. serves as investment adviser, investment manager or principal underwriter that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.